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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-94971 of Robotic Vision Systems, Inc. (the "Company") on Form S-3 of our report dated December 27, 1999, included in the Annual Report on Form 10-K of the Company for the year ended September 30, 1999, and to the use of our report dated December 27, 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 2, 2000